Exhibit 99.1

Compass Diversified Reports First Quarter 2026 Financial Results

Westport, Conn., May 6, 2026 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended March 31, 2026 and filed its Quarterly Report on Form 10-Q for the period.
"The first quarter of 2026 was a quarter of execution, with strong subsidiary performance led by our Consumer vertical, and a meaningful divestiture at an attractive valuation,” said Elias Sabo, Chief Executive Officer of Compass Diversified. “We are delivering against the priorities we laid out for shareholders at the beginning of the year."
Sabo continued, “A single quarter does not make a turnaround. Trust is earned through consistent execution, and that is what we expect to deliver for shareholders going forward.”
On November 16, 2025, CODI deconsolidated Lugano Holding, Inc. ("Lugano"). Accordingly, CODI’s GAAP results for the three months ended March 31, 2026 do not include Lugano’s operating results. Certain non-GAAP results and their associated growth rates are presented excluding Lugano’s 2025 results to facilitate comparisons of year-over-year performance for our remaining subsidiaries.
Each of CODI’s subsidiaries represents an operating segment. For ease of presentation, CODI has grouped its operating segments into Branded Consumer and Industrial groups for certain results described below. Subsidiary details are available in the appendix.
Financial Summary – (GAAP)
Q1 2026 (GAAP)
•Net revenues were $426.9 million, down 5.9% vs Q1 2025
•Net loss from continuing operations was $30.8 million vs $49.8 million in Q1 2025
Financial Summary – (non-GAAP)
Q1 2026 (non-GAAP – Excluding Lugano in the prior year period)
•Net revenues were $426.9 million, flat to Q1 2025
▪Branded Consumer: $257.0 million, up 2.3% vs Q1 2025
▪Industrial: $169.9 million, down 3.3% vs Q1 2025
•Subsidiary Adjusted EBITDA was $83.9 million, up 6.3% vs Q1 2025
▪Branded Consumer: $59.4 million, up 11.6% vs Q1 2025
▪Industrial: $24.4 million, down 4.5% vs Q1 2025
Recent Business Updates
•Completed the sale of Sterno’s food service business for an enterprise value of $292.5 million, with net proceeds used to repay outstanding debt.

•The Sterno transaction generated proceeds to CODI of approximately $280 million, reducing senior secured indebtedness below 1.0x, sufficient to avoid second quarter milestone fees associated with excess leverage under the Company’s senior secured credit arrangements, as of June 30, 2026.
Liquidity and Capital Resources
As of March 31, 2026, CODI had approximately $65.2 million in cash and cash equivalents and approximately $100 million in revolver availability.
2026 Outlook
The Company is updating its fiscal 2026 financial guidance to reflect the sale of Sterno's food service business. The updated guidance is at or above the expectations set at the start of the year, adjusting for the divested business.

	2026 Outlook
	High	Low
	(in millions)
Subsidiary Adjusted EBITDA
Branded Consumer	$225.0	$260.0
Industrial	$95.0	$105.0
Subsidiary Adjusted EBITDA	$320.0	$365.0

In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, CODI has not reconciled 2026 Subsidiary Adjusted EBITDA to its comparable GAAP measure because it does not provide guidance on Income (Loss) from Continuing Operations and because management cannot predict, with sufficient certainty, all of the inputs necessary to provide such a reconciliation. For the same reasons, CODI is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call
In conjunction with this announcement, CODI will host a conference call on May 6, 2026, at 5:00 p.m. E.T. / 2:00 p.m. PT with the Company’s Chief Executive Officer, Elias Sabo and the Company’s Chief Financial Officer, Stephen Keller. A live webcast of the call will be available on the Investor Relations section of CODI’s website. To avoid delays, we encourage participants to log into the webcast 15 minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time on the Company’s website.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings (Loss) are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings (Loss) to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings (Loss). Unless the context indicates otherwise, Subsidiary Adjusted EBITDA disclosed in the body of the press release exclude Lugano, a deconsolidated subsidiary of the Company, and corporate expenses. We believe that Adjusted EBITDA and Adjusted Earnings (Loss) provide useful information to investors and reflect important financial measures as each of Adjusted EBITDA and Adjusted Earnings (Loss) excludes the effects of items that reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings (Loss) and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings (Loss) provides insight into our operating results. As used in the body of this press release, Subsidiary Adjusted EBITDA refers to the sum of Adjusted EBITDA for the applicable period attributable to each consolidated subsidiary of the Company, excluding Lugano and disregarding corporate expense, unless the context indicates otherwise. Where excluded, we believe the exclusion of Lugano provides investors with a more accurate record of year-over-year performance for our remaining subsidiaries
Net Revenues (excluding Lugano) is defined as net revenues excluding Lugano. Net Revenues (excluding Lugano) is reconciled to Net Revenues. We consider Net Revenues to be the most directly comparable GAAP financial measure to Net Revenues (excluding Lugano). We believe that Net Revenues (excluding Lugano) provides useful information to investors and reflects important financial measures as it helps investors evaluate the performance of our remaining subsidiaries.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2026 Adjusted EBITDA or 2026 Subsidiary Adjusted EBITDA to its comparable GAAP measure because we do not provide guidance on Net Income (Loss) from Continuing Operations or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Adjusted EBITDA, Adjusted Earnings, Subsidiary Adjusted EBITDA (excluding Lugano) and Net Revenues (excluding Lugano) are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified
CODI leverages its permanent capital base and long-term disciplined approach, maintaining controlling ownership interests in each of its subsidiaries and maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and seeks to generate strong returns through its culture of transparency, alignment and accountability.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, CODI’s expectations regarding its Adjusted EBITDA, subsidiary Adjusted EBITDA and its future performance, liquidity and leverage, and the future performance of CODI’s subsidiaries. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “future,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on management’s current expectations, estimates, forecasts and assumptions and information available to management as of the date of this press release. These statements involve risks and uncertainties that could cause actual results and outcomes to differ, perhaps materially, including but not limited to: changes in the economy, financial markets and political environment, including changes in inflation, interest rates and U.S. tariff and import/export regulations; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, war, natural disasters, or social, civil or political unrest; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we have made or may make; the ability to successfully complete divestitures that we may execute; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; CODI’s ability to regain compliance with NYSE continued listing requirements; the cooperation of, and future concessions granted by, CODI’s lenders; control deficiencies identified or that may be identified in the future that will result in material weaknesses in CODI’s internal control over financial reporting; the results of the Lugano bankruptcy proceedings, including the amount and timing of any recoveries on CODI’s claims against Lugano and the risk that CODI’s secured position may be challenge; and litigation relating to the Lugano investigation, including CODI’s representations regarding its financial statements, and current and future litigation, enforcement actions or investigations relating to CODI’s internal controls, restatement reviews, the Lugano investigation or related matters. Please see CODI’s Annual Report on Form 10-K filed with the SEC on February 27, 2026 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law, CODI does not undertake any public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	March 31, 2026	December 31, 2025
(in thousands)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$60,747	$68,015
Accounts receivable, net	190,282	202,887
Inventories, net	375,337	404,102
Prepaid expenses and other current assets	63,835	78,398
Due from related parties	11,487	20,757
Due from unconsolidated affiliate	71,000	71,000
Current assets held for sale	131,610	—
Total current assets	904,298	845,159
Property, plant and equipment, net	190,799	209,742
Goodwill	830,902	895,421
Intangible assets, net	839,578	892,811
Due from unconsolidated affiliate	26,000	26,000
Other non-current assets	172,267	170,051
Total assets	$2,963,844	$3,039,184

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$220,935	$259,600
Current portion, long-term debt	41,250	37,500
Other current liabilities	48,131	52,519
Current liabilities held for sale	28,669	—
Total current liabilities	338,985	349,619
Deferred income taxes	98,865	104,189
Long-term debt	1,818,998	1,839,817
Other non-current liabilities	176,600	171,896
Total liabilities	2,433,448	2,465,521
Stockholders' equity
Total stockholders' equity attributable to Holdings	400,705	442,024
Noncontrolling interest	128,396	131,639
Noncontrolling interest held for sale	1,295	—
Total stockholders' equity	530,396	573,663
Total liabilities and stockholders’ equity	$2,963,844	$3,039,184

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025
Net sales	$426,855	$453,775
Cost of sales	237,497	257,743
Gross profit	189,358	196,032
Operating expenses:
Selling, general and administrative expense	132,010	150,377
Management fees	15,934	18,863
Amortization expense	22,844	23,351
Impairment expense	20,500	—
Operating income (loss)	(1,930)	3,441
Other income (expense):
Interest expense, net	(27,495)	(35,851)
Amortization of debt issuance costs	(2,047)	(1,125)
Other income (expense), net	7,705	(13,681)
Net loss from continuing operations before income taxes	(23,767)	(47,216)
Provision for income taxes	7,064	2,538
Loss from continuing operations	(30,831)	(49,754)
Gain on sale of discontinued operations	157	44
Net loss	(30,674)	(49,710)
Less: Net income (loss) from continuing operations attributable to noncontrolling interest	85	(19,717)
Net loss attributable to Holdings	$(30,759)	$(29,993)

Amounts attributable to Holdings
Loss from continuing operations	$(30,916)	$(30,037)
Gain on sale of discontinued operations, net of income tax	157	44
Net loss attributable to Holdings	$(30,759)	$(29,993)

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.62)	$(0.59)
Discontinued operations	—	—
	$(0.62)	$(0.59)

Basic weighted average number of common shares outstanding	75,236	75,236

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2026	2025
Net loss	$(30,674)	$(49,710)
Gain on sale of discontinued operations, net of tax	157	44
Net loss from continuing operations	$(30,831)	$(49,754)
Less: income (loss) from continuing operations attributable to noncontrolling interest	85	(19,717)
Net loss attributable to Holdings - continuing operations	$(30,916)	$(30,037)
Adjustments:
Distributions paid - preferred shares	(9,714)	(8,434)
Amortization expense - intangibles and inventory step up	22,844	23,351
Impairment expense	20,500	—
Stock compensation	2,559	4,012
Integration services fee	—	875
Other	646	1,546
Adjusted Earnings (Loss)	$5,919	$(8,687)
Plus (less):
Depreciation expense	11,902	12,301
Income tax provision	7,064	2,538
Interest expense	27,495	35,851
Amortization of debt issuance costs	2,047	1,125
Income (loss) from continuing operations attributable to noncontrolling interest	85	(19,717)
Distributions paid - preferred shares	9,714	8,434
Other (income) expense	(7,705)	13,681
Adjusted EBITDA	$56,521	$45,526

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended March 31, 2026
(Unaudited)

	Corporate	5.11	BOA	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(38,969)	$4,869	$11,640	$(21,408)	$5,828	$(2,534)	$5,047	$5	$4,691	$(30,831)
Adjusted for:
Provision (benefit) for income taxes	—	(265)	1,443	45	1,820	64	2,458	12	1,487	7,064
Interest expense, net	27,342	—	—	(7)	5	6	—	148	1	27,495
Intercompany interest	(19,971)	3,001	2,828	3,691	1,913	1,416	3,883	2,117	1,122	—
Depreciation and amortization	1,445	6,326	5,267	5,325	4,153	1,395	6,584	2,784	3,514	36,793
EBITDA	(30,153)	13,931	21,178	(12,354)	13,719	347	17,972	5,066	10,815	40,521
Other (income) expense	2,801	32	23	5	(56)	(79)	(10,336)	(1)	(94)	(7,705)
Non-controlling shareholder compensation	—	600	999	318	280	5	124	26	207	2,559
Impairment expense	—	—	—	20,500	—	—	—	—	—	20,500
Other (1)	—	—	—	—	—	—	536	—	110	646
Adjusted EBITDA	$(27,352)	$14,563	$22,200	$8,469	$13,943	$273	$8,296	$5,091	$11,038	$56,521

(1) Other represents non-recurring operating expenses that are included by management in the calculation of Adjusted EBITDA when analyzing monthly operating results of our subsidiaries.

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended March 31, 2025
(Unaudited)

	Corporate	5.11	BOA	Lugano	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(8,764)	$3,906	$8,243	$(51,634)	$(437)	$1,754	$(4,167)	$(228)	$(1,606)	$3,179	$(49,754)
Adjusted for:
Provision (benefit) for income taxes	—	1,144	1,166	(256)	394	419	44	13	(1,383)	997	2,538
Interest expense, net	26,843	1	(1)	8,875	(7)	(2)	(1)	—	143	—	35,851
Intercompany interest	(39,893)	3,344	3,984	15,375	4,129	2,602	1,421	4,854	1,915	2,269	—
Depreciation and amortization	74	5,772	5,248	1,593	5,315	4,160	1,369	7,192	2,578	3,476	36,777
EBITDA	(21,740)	14,167	18,640	(26,047)	9,394	8,933	(1,334)	11,831	1,647	9,921	25,412
Other (income) expense	14	105	63	13,515	1	(3)	(127)	215	(2)	(100)	13,681
Non-controlling shareholder compensation	—	545	1,346	916	549	25	105	245	4	277	4,012
Integration services fee	—	—	—	—	—	875	—	—	—	—	875
Other (1)	—	—	—	—	—	—	—	562	915	69	1,546
Adjusted EBITDA	$(21,726)	$14,817	$20,049	$(11,616)	$9,944	$9,830	$(1,356)	$12,853	$2,564	$10,167	$45,526

(1) Other represents non-recurring operating expenses that are included by management in the calculation of Adjusted EBITDA when analyzing monthly operating results of our subsidiaries. In the current year, the calculation of Adjusted EBITDA for Arnold includes the add-back of certain expenses that have been incurred related to the relocation of two of Arnold's facilities in the United States and severance costs related to chief executive officer at Arnold. For Altor, other includes the add-back of certain expenses incurred related to restructuring of their facilities after the acquisition of Lifoam.

Compass Diversified Holdings
Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Branded Consumer
5.11	$14,563	$14,817
BOA	22,200	20,049
Lugano	—	(11,616)
PrimaLoft	8,469	9,944
The Honey Pot Co.	13,943	9,830
Velocity Outdoor	273	(1,356)
Total Branded Consumer	$59,448	$41,668

Niche Industrial
Altor Solutions	8,296	12,853
Arnold Magnetics	5,091	2,564
Sterno	11,038	10,167
Total Niche Industrial	$24,425	$25,584
Total Subsidiary Adjusted EBITDA (1)	83,873	67,252
Corporate expense	(27,352)	(21,726)
Total Adjusted EBITDA	$56,521	$45,526
(1) Total Subsidiary Adjusted EBITDA for the three months ended March 31, 2026 includes the Adjusted EBITDA amount for Lugano, which was was deconsolidated on November 16, 2025. Total Branded Consumer Adjusted EBITDA for the three months ended March 31, 2025 excluding Lugano is $53.3 million, and total Subsidiary Adjusted EBITDA excluding Lugano is $78.9 million.

Compass Diversified Holdings
Net Sales to Non-GAAP Net Sales (excluding Lugano) Reconciliation
(unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Net Sales	$426,855	$453,775
Less: Lugano net sales	—	$(26,845)
Net Sales excluding Lugano	$426,855	$426,930
Compass Diversified Holdings
Subsidiary Net Sales
(unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Branded Consumer
5.11	$123,972	$129,370
BOA	52,107	48,877
Lugano	—	26,845
PrimaLoft	21,916	23,645
The Honey Pot	45,159	36,191
Velocity Outdoor	13,826	13,201
Total Branded Consumer (1)	$256,980	$278,129

Niche Industrial
Altor Solutions	$64,642	$76,257
Arnold Magnetics	40,183	34,008
Sterno	65,050	65,381
Total Niche Industrial	$169,875	$175,646

Total Subsidiary Net Sales	$426,855	$453,775
(1) Reconciliation of Total Branded Consumer Net Sales and Total Subsidiary Net Sales excluding Lugano:

	Three months ended March 31,
(in thousands)	2026	2025
Total Branded Consumer	$256,980	$278,129
Less: Lugano	—	(26,845)
Total Branded Consumer	256,980	251,284
Industrial	$169,875	$175,646
Total Subsidiary Net Sales (excluding Lugano)	$426,855	$426,930

Compass Diversified Holdings
Condensed Consolidated Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025

Net cash provided by (used in) operating activities	$23,914	$(29,348)
Net cash provided by (used in) investing activities	6,226	(12,922)
Net cash provided by (used in) financing activities	(32,809)	128,240
Foreign currency impact on cash	(163)	606
Net increase (decrease) in cash and cash equivalents	(2,832)	86,576
Cash and cash equivalents - beginning of the period	68,015	59,659
Cash and cash equivalents - end of the period	$65,183	$146,235

Compass Diversified Holding
Selected Financial Data - Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025

Changes in operating assets and liabilities	$7,720	$(12,571)
Purchases of property and equipment	$(5,107)	$(13,100)
Distributions paid - common shares	$—	$(18,809)
Distributions paid - preferred shares	$(9,714)	$(8,434)